Exhibit 99.1

Press Release

Imperva Announces Agreement to be Acquired by Thoma Bravo

Upon closing, Imperva will operate as a privately-held company with a continued focus to lead the fight to keep data and applications safe from cybercriminals

REDWOOD SHORES, Calif.—(BUSINESS WIRE)—Oct. 10, 2018— Imperva, Inc. (NASDAQ: IMPV), a leading global provider of best-in-class cybersecurity solutions on-premises, in the cloud and across hybrid environments, today announced it entered into a definitive agreement to be acquired by leading private equity technology investment firm Thoma Bravo, LLC. Upon the close of the transaction, Imperva will operate as a privately-held company with the flexibility to focus on execution and drive to be a world-class profitable growth company.

Under the terms of the agreement, Imperva stockholders will receive $55.75 per share in cash in a transaction valued at approximately $2.1 billion. Imperva’s Board of Directors unanimously approved the agreement and believes the transaction will maximize stockholder value.

“Thoma Bravo has an excellent track record of supporting and adding value to leading cybersecurity companies, and we are delighted to bring on a partner with their caliber of strategic expertise,” said Chris Hylen, President and CEO of Imperva. “This transaction will provide immediate and substantial value to Imperva stockholders. The company will have greater flexibility to focus on executing our long-term strategy. We are excited to begin our partnership with Thoma Bravo.”

“Thoma Bravo has long admired Imperva’s innovative products and strong market position,” said Seth Boro, a Managing Partner at Thoma Bravo. “As a leading company that protects data and applications, regardless of whether they live in the cloud, on-premise or in a hybrid environment, Imperva is ahead of the curve from the rest of the cybersecurity industry, and we’re thrilled with this exciting partnership.”

“Digital transformations are occurring in virtually every industry and at accelerating speeds. Software applications and data are at the epicenter of this new digital economy and are increasingly under cyberattack. We believe Imperva’s market leading technology will continue to play a huge role in protecting the broader digital economy,” said Chip Virnig, a Partner at Thoma Bravo. “Our expertise and track record investing in cybersecurity fits squarely with Imperva’s long-term roadmap, and we look forward to advancing the Company’s market position in this rapidly-growing security segment.”

Imperva will maintain its corporate headquarters in Redwood Shores, California and continue to be led by its current executive team.

Terms

Imperva stockholders will receive $55.75 per share in cash upon the closing. The transaction is valued at approximately $2.1 billion and is currently expected to close late in the fourth quarter of 2018 or early in the first quarter of 2019, subject to approval by Imperva’s stockholders and regulatory authorities and the satisfaction of customary closing conditions.

The merger agreement provides for a 45-day “go-shop” period, during which Imperva’s Board and advisors may actively solicit alternative acquisition proposals and enter into negotiations with other parties. During this period, Imperva will have the right to terminate the merger agreement to enter into a superior proposal subject to the terms and conditions of the merger agreement. There can be no assurance this 45-day “go-shop” period will result in a superior proposal. Imperva does not intend to disclose developments about this process unless and until its Board has made a decision with respect to any potential superior proposal.

For further information regarding the terms and conditions of the definitive merger agreement, please see Imperva’s Current Report on Form 8-K filed in connection with this transaction.

Advisors

Qatalyst Partners is acting as financial advisor to Imperva and Fenwick & West LLP is serving as Imperva’s legal advisor. Kirkland & Ellis LLP is serving as legal advisor to Thoma Bravo.

About Imperva

Imperva is a leading cybersecurity company that delivers best-in-class solutions to protect data and applications—wherever they reside—on-premises, in the cloud, and across hybrid environments. The company’s Incapsula, SecureSphere, and CounterBreach product lines help organizations protect websites, applications, APIs, and databases from cyberattacks while ensuring compliance. Imperva innovates using data, analytics, and insights from our experts and our community to deliver simple, effective and enduring solutions that protect our customers from cybercriminals. Learn more at www.imperva.com, our blog, or Twitter.

About Thoma Bravo, LLC

Thoma Bravo is a leading private equity firm focused on the software and technology-enabled services sectors. With a series of funds representing more than $30 billion in capital commitments, Thoma Bravo partners with a company’s management team to implement operating best practices, invest in growth initiatives and make accretive acquisitions intended to accelerate revenue and earnings, with the goal of increasing the value of the business. Representative past and present portfolio companies include industry leaders such as ABC Financial, Blue Coat Systems, Deltek, Digital Insight, Frontline Education, Global Healthcare Exchange, Hyland Software, Imprivata, iPipeline, PowerPlan, Qlik, Riverbed, SailPoint, SolarWinds, SonicWall, Sparta Systems and TravelClick. The firm has offices in San Francisco and Chicago. For more information, visit thomabravo.com.

Additional Information and Where to Find It

In connection with the proposed transaction, Imperva will file relevant materials with the Securities and Exchange Commission, or SEC, including a preliminary and definitive proxy statement. Promptly after filing the definitive proxy statement, Imperva will mail the definitive proxy statement and a proxy card to Imperva’s stockholders. These documents, as they may be amended or supplemented from time to time, will contain important information about the proposed transaction and Imperva stockholders are urged to read them carefully when they become available. Imperva stockholders will be able to obtain copies of the definitive proxy statement, the preliminary proxy statement and other relevant materials in connection with the transaction (when they become available) free of charge at the SEC’s website at www.sec.gov or at www.imperva.com/company/SECFilings.

Participants in the Solicitation

Under SEC rules, Imperva’s directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies of Imperva stockholders in connection with the proposed transaction. Information about Imperva’s directors and executive officers and their ownership of Imperva common stock is set forth in Imperva’s proxy statement filed with the SEC on March 12, 2018. The proxy statement is available free of charge at the SEC’s website at www.sec.gov or at www.imperva.com/company/SECFilings. Information concerning the interests of Imperva’s participants in the solicitation, which may, in some cases, be different than those of Imperva’s stockholders generally, will be set forth in the proxy statement relating to the transaction when it becomes available.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Such statements are based upon current expectations that involve risks and uncertainties. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. Words such as “may,” “will,” “potential,” “continue,” “strategy,” “believe,” “expect,” “intend” and similar expressions or variations are intended to identify forward-looking statements. Imperva’s actual results and the timing of certain events may differ significantly from the results discussed in the forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, those described in Imperva’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018 in the section titled “Risk Factors” and the risks discussed in its other filings with the SEC. Imperva undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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